Exhibit 1.1

Vanguard Natural Resources, LLC

$350,000,000 7.875% Senior Notes Due 2020

Underwriting Agreement

New York, New York

March 30, 2012

Citigroup Global Markets Inc.
Credit Agricole Securities (USA) Inc.

As Representatives of the several Underwriters named in Schedule II hereto

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Vanguard Natural Resources, LLC, a limited liability company organized under the laws of Delaware (the “Company”), and VNR Finance Corp., a corporation organized under the laws of Delaware (“VNR Finance” and, together with the Company, the

“Issuers”), propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $350,000,000 in  principal amount of their 7.875% Senior Notes due 2020 (the “Notes”).   The Notes will be issued pursuant to   an  indenture (the “Base Indenture”) dated as of the Closing Date (as defined below), between the Issuers, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”).  The term “Indenture” as used herein includes the Base Indenture and the First Supplemental Indenture to be dated as of the Closing Date (the “First Supplemental Indenture”) establishing the forms and terms of the Securities.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 20 hereof.

As of the date hereof:

(1) The Company beneficially owns all of the issued and outstanding limited liability company interests in Vanguard Natural Gas, LLC, a Kentucky limited liability company formerly known as Nami Holding Company, LLC (“VNG”), and all of the issued and outstanding common stock, par value $0.01, of VNR Finance.

(2) VNG beneficially owns all of the issued and outstanding limited liability company interests in each of Encore Energy Partners Operating LLC, a Delaware limited liability company (“ENP OLLC”), VNR Holdings, LLC, a Delaware limited liability company (“VNR Holdings”), and Vanguard Permian, LLC, a Delaware limited liability company (“Permian,” and together with ENP OLLC and VNR Holdings, the “VNG Operating Subsidiaries”).

(3) ENP OLLC beneficially owns all of the issued and outstanding limited liability company interests in Encore Clear Fork Pipeline LLC, a Delaware limited liability company (“Encore Pipeline”).

The Company, VNR Finance, Encore Pipeline, ENP OLLC, VNG, Permian and VNR Holdings are sometimes referred to herein collectively as the “Vanguard Parties.”  As used herein, “Operative Agreements” means collectively, the Company LLC Agreement (as defined in Section 1(h) hereof), the VNG LLC Agreement (as defined in Section 1(i) hereof), and each Operating Subsidiary LLC Agreement (as defined in Section 1(j) hereof), as they may be amended or restated at or prior to the Closing Date.  Encore Pipeline, ENP OLLC, VNG, Permian and VNR Holdings are referred to herein as the “Guarantors.”

1. Representations and Warranties.  The Issuers and the Guarantors, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Issuers meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File No. 333-179050) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing.  The Issuers may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to the Underwriters.  The Issuers will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Issuers have advised the Representatives, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder.  On the Closing Date the Indenture will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder.

(c) On each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuers by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Issuers agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f) (i) At the earliest time after the filing of the Registration Statement that the Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuers were not and are not Ineligible Issuers (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuers be considered Ineligible Issuers.

(g) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereof do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuers by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(h) Each of the Vanguard Parties has been duly formed and is validly existing and in good standing as a limited liability company or corporation, as the case may be, under the laws of the state of its formation, with full limited liability company or corporate, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement, the other Transaction Documents (as defined below) and the Operative Agreements, as the case may be, and is duly registered or qualified to do business as a foreign limited liability company or corporation, as the case may be, and is in good standing under the laws of each jurisdiction that requires such registration or qualification, all of such jurisdictions being listed on Schedule V hereto, except where the failure to so register or qualify could not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, operations or prospects of the Vanguard Parties, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”) or (ii) subject the members of the Company to any material liability or disability.

(i) At the Closing Date, the Company will have 53,474,275 Common Units and 420,000 Class B Units issued and outstanding.  All of such Common Units and Class B Units have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of the Company (the “Company LLC Agreement”) and are fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)).  Such Common Units and Class B Units conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(j) The Company directly owns 100% of the limited liability company interests in VNG; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of VNG (the “VNG LLC Agreement”) and are fully paid (to the extent required in the VNG LLC Agreement) and nonassessable (except as such nonassessability may be affected by Kentucky Revised Statutes Section 275.230); and the Company directly owns such limited liability company interests free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (collectively, “Liens”), other than those permitted or arising under the Third Amended and Restated Credit Agreement, dated September 30, 2011, by and among VNG, Citibank, N.A. and the lenders party thereto, as amended by the First Amendment to such agreement (such agreement, as amended, the “Credit Agreement”), the Term Loan, dated November 30, 2011, by and among VNG, Citibank, N.A. and the lenders party thereto (the “Term Loan”), and restrictions on transferability contained in the VNG LLC Agreement.

(k) The Company directly owns 100% of the outstanding shares of capital stock of VNR Finance; all such shares have been duly authorized and validly issued and are fully paid and non-assessable; and the Company directly owns all such shares free and clear of any Liens, other than those permitted or arising under the Credit Agreement and the Term Loan.

(l) VNG directly owns 100% of the limited liability company interests in the VNG Operating Subsidiaries and ENP OLLC directly owns 100% of limited liability company interest in Encore Pipeline; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the applicable VNG Operating Subsidiary or Encore Pipeline (each such limited liability company agreement, an “Operating Subsidiary LLC Agreement”) and are fully paid (to the extent required in the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act and Kentucky Revised Statutes Section 275.230, as applicable); and VNG or ENP OLLC, as the case may be, directly owns such limited liability company interests free and clear of any Liens, other than those permitted or arising under the Credit Agreement and the Term Loan and restrictions on transferability contained in the applicable Operating Subsidiary LLC Agreement.

(m) Other than (i) the Company’s ownership of 100% of the limited liability company interests in VNG and 100% of the common stock of VNR Finance, (ii) VNG’s ownership of 100% of the limited liability company interests in the VNG Operating Subsidiaries and (iii) ENP OLLC’s ownership of 100% of the limited liability company interests in Encore Pipeline, none of the Vanguard Parties owns or, as of the applicable Closing Date, will own directly or indirectly any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(n) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus.

(o) Except as described in the Disclosure Package and the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Vanguard Parties, (ii) except as described in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for equity or other ownership interests in the Vanguard Parties are outstanding, and (iii) as described in the Disclosure Package and the Final Prospectus, neither the filing of the Registration Statement nor the public offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Securities or other securities of the Vanguard Parties.

(p) Each of the Vanguard Parties has all requisite power and authority to execute and deliver each of this Agreement, the Notes (including each Guarantee set forth therein) and the Indenture (collectively, the “Transaction Documents”) and to enter into and perform its obligations hereunder and thereunder.  The Vanguard Parties have all requisite limited liability company or corporate power and authority, as applicable, to issue, sell and deliver the Securities, in accordance with and upon the terms and conditions set forth in this Agreement and the Operative Agreements, as applicable.  On the Closing Date, all limited liability company or corporate action, as the case may be, required to be taken by the Vanguard Parties or any of their members or stockholders for (i) the authorization, issuance, sale and delivery of the Securities, and (ii) the consummation of the transactions contemplated by the Transaction Documents and the Operative Agreements, shall have been validly taken.

(q) The Indenture has been duly qualified under the Trust Indenture Act, and has been duly authorized, and on the Closing Date, will be duly executed and delivered by each of the Vanguard Parties and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding agreement of each of the Vanguard Parties enforceable against each of them in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(r) The Notes have been duly authorized by the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions; and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions; and will be entitled to the benefits of the Indenture.

(s) This Agreement and the Operative Agreements have been duly authorized and validly executed and delivered by each party hereto and thereto, and each Operative Agreement is a valid and legally binding agreement of each party thereto, enforceable against each such party in accordance with its terms; provided that with respect to each agreement described in this Section 1(s), the enforceability thereof may be limited by the Enforceability Exceptions; and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(t) Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, (i) there has been no material loss or interference with the business or properties of the Vanguard Parties from fire, explosion, flood or other accident or calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, (ii) there has been no adverse change, or any developments that, individually or in the aggregate, could reasonably be expected to result in a material adverse change, in the general affairs, condition (financial or otherwise), management, earnings, business, properties, operations or prospects of the Vanguard Parties, taken as a whole, whether or not arising from transactions in the ordinary course of business, (iii) none of the Vanguard Parties has incurred any material liability or obligation, direct, indirect or contingent, or entered into any material transaction or agreement, and (iv) there has been no material change in the consolidated capitalization of the Vanguard Parties, taken as a whole.

(u) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required by the Act (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters that will be contained in the Final Prospectus); and the statements in the Preliminary Prospectus and the Final Prospectus under the headings “The Offering,” “Description of Our Debt Securities,” “Description of Notes,” “Description of Our Common Units,” “Cash Distribution Policy,” “Description of Our Limited Liability Company Agreement,” “Certain United States Federal Income and Estate Tax Considerations,” “Material Tax Consequences” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are and will be accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings, except that no representation or warranty is given herein as to the information specifically identified in Section 8(b) hereof as information furnished by any Underwriter.

(v) None of the Vanguard Parties is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(w) Except as have been obtained or made by the Company under the Act, the Exchange Act and applicable state securities laws, no consent, approval, authorization or order of or filing with any court or governmental agency or body is required by any Vanguard Party for the execution, delivery and performance by any such Vanguard Party of this Agreement, the other Transaction Documents or the Operative Agreements or the consummation of the transactions contemplated herein or therein and in the Disclosure Package and the Final Prospectus.

(x) None of the offering, issuance or sale of the Securities, the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Disclosure Package and the Final Prospectus, the execution, delivery or performance of this Agreement, the other Transaction Documents or the Operative Agreements by the Vanguard Parties that are a party thereto or the consummation of any of the transactions contemplated herein or therein, conflicts or will conflict with, or results or will result in a breach or violation of, a default under (or an event that, with notice or lapse of time or both would constitute such an event), or the imposition of any Lien, charge or encumbrance upon any property or assets of any of the Vanguard Parties pursuant to, (i) the certificate of formation, certificate of incorporation, limited liability company agreement, bylaws or other organizational documents of any Vanguard Party, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any Vanguard Party is a party or bound or to which the property of any Vanguard Party is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree, applicable to any Vanguard Party, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Vanguard Party or any of its properties, that in the case of clauses (ii) or (iii), would, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the other transactions contemplated by the Registration Statement, any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus.

(y) The historical financial statements (including the related notes and supporting schedules) included in or incorporated by reference into the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The financial data set forth under the captions “Capitalization” and “Ratio of Earnings to Fixed Charges” in the Disclosure Package, the Final Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Disclosure Package, the Final Prospectus and the Registration Statement, the information included therein.  The pro forma financial information included in or incorporated by reference into the Disclosure Package, the Final Prospectus and the Registration Statement includes assumptions that provide a reasonable basis for presenting in all material respects the significant effects directly attributable to the transactions and events described therein and the related pro forma adjustments give appropriate effect in all material respects to those assumptions and reflect the proper application of those adjustments to the historical financial statement amounts.  The pro forma financial information included in or incorporated by reference into the Disclosure Package, the Final Prospectus and the Registration Statement complies as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.  No other financial statements or supporting schedules are required to be included in or incorporated by reference into the Registration Statement.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.  As of December 31, 2011, the Company would have had, on the as adjusted bases indicated in the Disclosure Package and the Final Prospectus, a consolidated capitalization in all material respects as set forth therein.

(z) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Vanguard Parties or their property is pending or, to the best knowledge of the Vanguard Parties, threatened or contemplated that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the other Transaction Documents or any of the Operative Agreements or the consummation of any of the transactions contemplated herein or therein, (ii) could reasonably be expected to have a Material Adverse Effect, or (iii) is required to be described in the Preliminary Prospectus or the Final Prospectus.

(aa) Each of the Vanguard Parties owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(bb) DeGolyer and MacNaughton (“D&M”) are independent petroleum engineers with respect to the Vanguard Parties.

(cc) Except as described in the Disclosure Package and the Prospectus, the oil and natural gas reserve estimates of the Vanguard Parties contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus have been prepared by D&M in accordance with the Commission guidelines applied on a consistent basis throughout the periods involved, and none of the Vanguard Parties has any reason to believe that such reserve estimates do not fairly reflect the oil and natural gas reserves of the Vanguard Parties as of the dates indicated in the Registration Statement, the Disclosure Package and the Final Prospectus.

(dd) The Vanguard Parties have legal, valid and defensible title to the interests in the oil and natural gas properties underlying the estimates of D&M of the Vanguard Parties’ net proved reserves contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus and to all other real and personal property reflected in the Registration Statement, the Disclosure Package and the Final Prospectus as assets owned by them, in each case free and clear of all liens, encumbrances and defects except as (i) are described in the Registration Statement, the Disclosure Package and the Final Prospectus, (ii) are permitted under the Credit Agreement and the Term Loan or (iii) would not result in a Material Adverse Effect; any other real property and buildings held under lease by the Vanguard Parties are held by them under valid, subsisting and enforceable leases with such exceptions as could not reasonably be expected to have a Material Adverse Effect; and the working interests derived from oil, natural gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Vanguard Parties reflect in all material respects the right of the Vanguard Parties to explore, develop or produce hydrocarbons as described in the Disclosure Package and the Final Prospectus from such real property, and the care taken by the Vanguard Parties with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Vanguard Parties operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

(ee) None of the Vanguard Parties is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) any provision of its certificate of formation, certificate of incorporation, limited liability company agreement, bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over the any of the Vanguard Parties or any of their properties, as applicable, which breach, default or violation, in the case of clauses (ii) and (iii) above, would, if continued, have, individually or in the aggregate, a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the other transactions contemplated by the Registration Statement, any Preliminary Prospectus, the Final Prospectus and any Permitted Free Writing Prospectus. To the knowledge of the Vanguard Parties, no third party to (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Vanguard Parties is a party or by which any of them is bound or to which any of their properties is subject or (ii) the Operative Agreements is in default under any such agreement, which default would, if continued, have a Material Adverse Effect; and no party to any such agreement has asserted that any of the Vanguard Parties as a party thereto is in such default under any such agreement.

(ff) BDO USA, LLP and Ernst & Young LLP, who have each certified certain financial statements (including the related notes and supporting schedules) filed with the Commission as part of the Registration Statement and included in or incorporated by reference into the Disclosure Package and the Final Prospectus and delivered their reports related thereto, are independent registered public accounting firms with respect to the Vanguard Parties within the meaning of the Act and the applicable published rules and regulations thereunder and were such during the periods covered by the financial statements on which they reported.

(gg) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery by the Vanguard Parties of this Agreement and the other Transaction Documents or the issuance or sale by the Vanguard Parties of the Securities.

(hh) Each of the Vanguard Parties has filed in a timely manner all federal, state and local tax returns that are required to be filed or has requested extensions thereof, which returns or extension requests are correct and complete in all material respects, and has paid in a timely manner all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except (i) for any such tax, assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) where the failure to pay would not have a Material Adverse Effect.

(ii) No labor problem or dispute with the employees of any of the Vanguard Parties exists or is threatened or imminent, and the Vanguard Parties are not aware of any existing, threatened or imminent labor disturbance by the employees of any of the Vanguard Parties’ principal suppliers, contractors or customers that could have a Material Adverse Effect.

(jj) The Vanguard Parties maintain insurance covering their respective properties, operations, personnel and businesses as each of the Vanguard Parties reasonably deems adequate; such insurance insures against losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Vanguard Parties and their respective businesses; all such insurance is fully in force; and none of the Vanguard Parties has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(kk) None of VNG, VNR Finance, Encore Pipeline or any of the VNG Operating Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution of cash on its equity interests, from repaying to the Company any loans or advances to VNG, VNR Finance, Encore Pipeline or such VNG Operating Subsidiary from the Company, except in each case as described in or contemplated by the Disclosure Package and the Final Prospectus.

(ll) The Vanguard Parties possess all such valid and current licenses, certificates, permits and other authorizations issued by the appropriate, federal, state or local regulatory authorities as are necessary to own or lease their respective properties and to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations that, if not obtained, would not have a Material Adverse Effect; and none of the Vanguard Parties has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(mm) The Vanguard Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Vanguard Parties’ internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) are effective and the Vanguard Parties are not aware of any material weakness in the internal controls over financial reporting.

(nn) The Vanguard Parties maintain “disclosure controls and procedures” (to the extent required by and as defined in Rule 13a-15 under the Exchange Act); and such disclosure controls and procedures are effective.

(oo) The Vanguard Parties have not taken and will not take, directly or indirectly, any action that would constitute, or that is designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(pp) Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, (i) and except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Vanguard Parties is in violation of any federal, state or local law, regulation, order, permit or other legally enforceable requirement relating to pollution or protection of human health (to the extent relating to exposure to Materials of Environmental Concern) or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of any of the Vanguard Parties under applicable Environmental Laws as those respective businesses are currently being operated, nor has any of the Vanguard Parties received any written communication, whether from a governmental authority, citizens group or employee, that alleges that any of the Vanguard Parties is in violation of any Environmental Law, (ii) there is no claim, action or cause of action filed with a court or governmental authority for which any of the Vanguard Parties has received written notice, and no investigation by a governmental authority with respect to which any of the Vanguard Parties has received written notice, in either case alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material or Environmental Concern at any location owned, leased or operated by any of the Vanguard Parties (collectively, “Environmental Claims”), currently pending against any of the Vanguard Parties or any person or entity whose liability for any Environmental Claim any of the Vanguard Parties has retained or assumed either contractually or by operation of law, and the Vanguard Parties have received no written notice from any person or entity making an Environmental Claim, (iii) and, except as would not, individually or in the aggregate, have a Material Adverse Effect, to the knowledge of the Vanguard Parties, there are no past or present circumstances, conditions or events, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law, require capital expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company, VNG, Encore Pipeline or any of the VNG Operating Subsidiaries or against any person or entity whose liability for any Environmental Claim any of the Vanguard Parties has retained or assumed either contractually or by operation of law and such liability remains in existence, and (iv) none of the Vanguard Parties is subject to any pending or, to the knowledge of the Vanguard Parties, threatened proceeding under Environmental Law (but only to the extent that such Environmental Law regulates discharges into the environment or has been enacted or adopted primarily for the purpose of protecting the environment) to which a governmental authority is a party and which has the potential to result in monetary sanctions of $100,000 or more.

(qq) In the ordinary course of business, the Issuers periodically review the effect of Environmental Laws on the business, operations and properties of the Vanguard Parties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Issuers have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(rr) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by any of the Vanguard Parties and is subject to Section 302 of ERISA, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Vanguard Parties has fulfilled its obligations, if any, under Section 515 of ERISA; none of the Vanguard Parties maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by any of the Vanguard Parties is in compliance in all material respects with the currently applicable provisions of ERISA; and none of the Vanguard Parties has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(ss) Any statistical and market-related data included in the Disclosure Package and the Final Prospectus is based on or derived from sources the Vanguard Parties believe to be reliable and accurate, and the Vanguard Parties have obtained the written consent to the use of such data from such sources to the extent required.

(tt) There are no relationships or related party transactions involving the Vanguard Parties or any other person required to be described in the Preliminary Prospectus or the Final Prospectus that have not been described as required.

(uu) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any of the Vanguard Parties to or for the benefit of any of the officers, directors or managers of any of the Vanguard Parties or any affiliate thereof, except as disclosed in the Disclosure Package and the Final Prospectus.

(vv) The Company has taken all necessary actions to ensure that the Vanguard Parties and their respective officers, directors and managers, in their capacities as such, are and will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and The New York Stock Exchange, Inc. (the “NYSE”) that are effective and applicable to the Vanguard Parties.

(ww) None of the Vanguard Parties, the managers, directors, officers and employees of the Vanguard Parties or, to the knowledge of the Vanguard Parties, any agent or other person associated with or acting on behalf of the any of the Vanguard Parties is aware of, or has taken any action, directly or indirectly, that would result in, a violation by such persons of the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Vanguard Parties and, to the knowledge of the Vanguard Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xx) The operations of the Vanguard Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Vanguard Parties with respect to the Money Laundering Laws is pending or threatened.

(yy) None of the Vanguard Parties nor, to the knowledge of the Vanguard Parties, any director, manager, officer, agent, employee or affiliate of any of the Vanguard Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Vanguard Parties will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person known by any Vanguard Party to be currently subject to any U.S. sanctions administered by OFAC.

(zz) ENP OLLC, VNG and Permian are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(aaa) Except as disclosed in the Disclosure Package and the Final Prospectus, none of the Vanguard Parties has any material lending or other relationship with any bank or lender, in either case known by the Vanguard Parties to be an affiliate of any Underwriter. The Company intends to use the proceeds from the sale of the Securities hereunder as described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Final Prospectus.

(bbb) None of the Vanguard Parties has distributed any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives in accordance with Section 5 hereof or included in Schedule III hereto and the Registration Statement.

(ccc) Except as described in the Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between any of the Vanguard Parties and any person that would give rise to a valid claim against any of the Vanguard Parties or any Underwriter for a brokerage commission, finder’s fee or other like payments in connection with any transactions contemplated by this Agreement or the other Transaction Documents.

Any certificate signed by any officer of the Issuers and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuers, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment.  Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three (3) Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuers by wire transfer payable in same-day funds to an account specified by the Issuers.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

4. Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements.  The Vanguard Parties agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Issuers will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Issuers have furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object.  The Issuers will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Issuers will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Issuers will use their best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) The Issuers will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Issuers will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, (ii) amend or supplement the Disclosure Package to correct such statement or omission, and (iii) supply any amendment or supplement to the Underwriters in such quantities as the Representatives may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Issuers promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use their best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Underwriters in such quantities as the Representatives may reasonably request.

(e) As soon as practicable, the Issuers will make generally available to their security holders and to the Representatives an earnings statement or statements of the Issuers and their subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Issuers will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(g) The Issuers will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuers be obligated to qualify to do business in any jurisdiction where they are not now so qualified or to take any action that would subject them to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where they are not now so subject.

(h) The Issuers agree that, without the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuers that, without the prior written consent of the Issuers, they have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Issuers with the Commission or retained by the Issuers under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Issuers is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Issuers agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Vanguard Parties will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Vanguard Parties or any affiliate of the Vanguard Parties or any person in privity with the Vanguard Parties or any affiliate of the Vanguard Parties), directly or indirectly, file (or participate in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Vanguard Parties (other than the Securities) or publicly announce an intention to effect any such transaction, until the 60th day following the execution of this Agreement.  The Vanguard Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(j) The Issuers agree to pay the costs and expenses relating to the following matters:  (i) the fees, disbursements and expenses of the Issuers’ counsel and the Issuer’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky Memorandum and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 5(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum, (iv)  any fees charged by rating agencies for rating the Securities, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Issuers relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including without limitation expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Vanguard Parties and any such consultants, and the cost of any aircraft chartered in connection with the road show, (vii) the fees and expenses of the Trustee and paying agent (including related fees and expenses of any counsel for such parties) and (viii) all other costs and expenses incident to the performance of the obligations of the Vanguard Parties hereunder for which provision is not otherwise made in this Section 5.  It is understood, however, that except as provided in this Section 5 or in Section 7, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

6. Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers and the Guarantors contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Vanguard Parties made in any certificates pursuant to the provisions hereof, to the performance by the Vanguard Parties of their respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereof, and any other material required to be filed by the Issuers pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433, and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Issuers shall have requested and caused Vinson & Elkins L.L.P., counsel for the Issuers, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit B-1:

(c) The Issuers shall have requested and caused Wyatt, Tarrant & Combs LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit B-2:

(d) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Issuers shall have furnished to the Representatives a certificate of the Issuers, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Issuers, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, each Issuer Free Writing Prospectus, the Final Prospectus and any supplements or amendments to any of the foregoing, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Issuers and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuers and the Guarantors have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Issuers’ knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Issuers and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f) The Company shall have requested and caused BDO USA, LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that it is an independent registered public accounting firm with respect to the Issuers within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and the PCAOB and stating their conclusions and findings with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that it is an independent registered public accounting firm with respect to the Issuers within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and the PCAOB and stating their conclusions and findings with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 6(f) hereof or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Issuers and their respective subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i) The Company shall have requested and caused D&M to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated as of the Execution Time and the Closing Date, in form and substance satisfactory to the Representatives, covering certain matters relating to information about the reserves of the Company presented in the Disclosure Package (with respect to a letter dated as of the Execution Time) or the Final Prospectus (with respect to letters dated the Closing Date).

(j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Issuers’ debt securities by any “nationally recognized statistical rating organization” (as that term is used by the Commission for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) Prior to the Closing Date, the Issuers shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(l) At the Closing Date, the Indenture and the Notes shall have been duly executed and delivered and the Securities shall be eligible for clearance and settlement through DTC.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Underwriters, at 811 Main Street, Suite 3700, Houston, Texas 77002, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of any of the Vanguard Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.  In the case of a termination pursuant to either of clauses (ii) or (iii) of Section 10 hereof, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for one-half of all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.  (a)  The Vanguard Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and affiliates of any Underwriter who have, or who are alleged to have, participated in the distribution of the Securities as underwriters, and each person who controls any Underwriter or any such affiliate within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Vanguard Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information consists of the information described as such in Section 8(b) hereof.  This indemnity agreement will be in addition to any liability which the Vanguard Parties may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Vanguard Parties, each of their directors or members of board of managers, each of their officers who signed the Registration Statement, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Vanguard Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Underwriters severally confirm and the Vanguard Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above, as applicable, unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above, as applicable.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party.

(d)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Vanguard Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Vanguard Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Vanguard Parties on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Vanguard Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Vanguard Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Vanguard Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Vanguard Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Vanguard Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act, each officer of the Issuers who shall have signed the Registration Statement and each director of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Issuers.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five (5) Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuers and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or the NASDAQ Global Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Vanguard Parties or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuers or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Section 7 and Section 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.:  (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel and Credit Agricole Securities (USA) Inc. at 1301 Avenue of the Americas, New York, New York, 10019, Attention Fixed Income Syndicate (fax no.:(212) 261-1924); or, if sent to the Issuers, will be mailed, delivered or telefaxed to fax no.: (832) 327-2260 and confirmed to it at Vanguard Natural Resources, LLC, Attention: Scott W. Smith, Chief Executive Officer, 5847 San Felipe, Suite 3000, Houston, Texas 77057 (fax no.: (832) 327-2260).

13. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. Each of the Vanguard Parties hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuers, and (c) the Issuers’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Issuers agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuers on related or other matters).  The Issuers agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuers, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial.  Each of the Vanguard Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) hereof contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereof, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“FINRA” shall mean the Financial Industry Regulatory Authority (formerly known as the National Association of Securities Dealers, Inc.).

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus relating to the Securities and that is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) hereof, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Vanguard Parties and the several Underwriters.

Very truly yours,

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President & Chief Executive Officer

VNR FINANCE CORP.

By: /s/ Scott W. Smith
Name: Scott W. Smith
Title: President

VANGUARD NATURAL GAS, LLC

By:	Vanguard Natural Resources, LLC
its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

VNR HOLDINGS, LLC
VANGUARD PERMIAN, LLC

By:	Vanguard Natural Gas, LLC,
their sole manager

By:	Vanguard Natural Resources, LLC,
its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

ENCORE ENERGY PARTNERS OPERATING LLC

By:	Vanguard Natural Gas, LLC
its sole member

By: Vanguard Natural Resources, LLC
its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

ENCORE CLEAR FORK PIPELINE LLC

By:	Encore Energy Partners Operating LLC
its sole manager

By: Vanguard Natural Gas, LLC
its sole member

By: Vanguard Natural Resources, LLC
its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Citigroup Global Markets Inc.
Credit Agricole Securities (USA) Inc.

For themselves and the
several Underwriters
named in Schedule II hereto.

Citigroup Global Markets Inc.

By: /s/ Christopher Abbate
Name: Christopher Abbate
Title: Managing Director

Credit Agricole Securities (USA) Inc.

By: /s/ David C. Travis
Name: David C. Travis
Title: Managing Director

SCHEDULE I

Underwriting Agreement dated March 30, 2012.

Registration Statement No. 333-179050.

Representative(s): Citigroup Global Markets Inc. and Credit Agricole Securities (USA) Inc.

Title, Purchase Price and Description of Securities:

Title:                                                                $350,000,000 7.875% Senior Notes Due 2020

Principal amount:                                                                $350,000,000

Purchase price (include accrued

interest or amortization, if

any):                                                                                     $339,584,000

Sinking fund provisions:                                                                None

Redemption provisions:                                                                See Schedule IV

Closing Date, Time and Location:  April 4, 2012 at 10:00 a.m. at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002.

Type of Offering:  Non-Delayed

Date referred to in Section 5(i) hereof after which the Issuers may offer or sell debt securities issued or guaranteed by the Issuers without the consent of Citigroup Global Markets Inc.:  May 29, 2012.

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	$ 80,500,000.00
Credit Agricole Securities (USA) Inc.	$ 52,500,000.00
RBC Capital Markets, LLC	$ 35,000,000.00
RBS Securities Inc.	$ 35,000,000.00
UBS Securities LLC	$ 35,000,000.00
Wells Fargo Securities, LLC	$ 26,250,000.00
BMO Capital Markets Corp.	$ 17,500,000.00
Capital One Southcoast, Inc.	$ 17,500,000.00
Comerica Securities, Inc.	$ 17,500,000.00
Scotia Capital (USA) Inc.	$ 17,500,000.00
Lloyds Securities Inc.	$ 5,250,000.00
Natixis Securities Americas LLC	$ 5,250,000.00
U.S. Bancorp Investments, Inc.	$ 5,250,000.00
Total	$ 350,000,000.00

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Free Writing Prospectus filed with the SEC on March 30, 2011 (SEC File No. 333-179050) (See Schedule IV).

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration No. 333-179050
March 30, 2012

PRICING TERM SHEET

$350,000,000 7.875% Senior Notes due 2020

Issuers:	Vanguard Natural Resources, LLC VNR Finance Corp.
Security:	7.875% Senior Notes due 2020
Final Maturity Date:	April 1, 2020
Principal Amount:	$350,000,000
Gross Proceeds:	$347,459,000
Net Proceeds:	$339,584,000, before expenses to the Issuers
Coupon:	7.875%
Interest Payment Dates:	April 1 and October 1, commencing October 1, 2012
Price to Public:	99.274%
Benchmark Treasury:	U.S. Treasury due February 15, 2022
Benchmark Treasury Yield:	2.250%
Spread to Benchmark Treasury:	+575 basis points
Yield:	8.000%
Optional Redemption:
Make-whole call at any time prior to April 1, 2016
On or after the following dates and at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the notes redeemed during the periods indicated below:
Date                                                             Percentage
April 1, 2016                                                             103.93750%
April 1, 2017                                                             101.96875%
April 1, 2018 and thereafter                                        100.00000%

Clawback:	Prior to April 1, 2015, up to 35% at 107.875%
Change of Control:	Putable at 101% of principal, plus accrued and unpaid interest, if any, to the date of purchase
Expected Settlement Date:	April 4, 2012 (T+3)
CUSIP and ISIN:	CUSIP: 92205C AA1 ISIN: US92205CAA18
Anticipated Tranche Ratings:*	Caa1 by Moody’s Investors Service, Inc. B- by Standard & Poor’s Ratings Services
Joint Book-Running Managers:	Citigroup Global Markets Inc. Credit Agricole Securities (USA) Inc. RBC Capital Markets, LLC RBS Securities Inc. UBS Securities LLC Wells Fargo Securities, LLC
Co-Managers:	BMO Capital Markets Corp. Capital One Southcoast, Inc. Comerica Securities, Inc. Scotia Capital (USA) Inc. Lloyds Securities Inc. Natixis Securities Americas LLC U.S. Bancorp Investments, Inc.
*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Additional Information

Capitalization

As of December 31, 2011, on an as adjusted basis after giving effect to the issuance and sale of the notes and the application of the net proceeds therefrom and the other transactions as set forth under “Capitalization,” the Issuers would have had (i) total debt outstanding in the principal amount of approximately $647 million, consisting of the notes offered hereby and approximately $297 million of outstanding borrowings under the Reserve-Based Credit Facility and (ii) approximately $373 million in further availability under such Reserve-Based Credit Facility.  This information supplements the information contained in the capitalization table under the column “As Further Adjusted for this Offering” on page S-38 of the Preliminary Prospectus Supplement.

Description of Notes

The following describes changes to the summary of certain material provisions of the indenture contained in the Description of Notes within the Preliminary Prospectus Supplement. Language deleted from the summary is in strikethrough and language added to the summary is in bold and underlined.

The provision described under the heading “—Certain Covenants—Changes in Covenants if Notes Rated Investment Grade”, pursuant to which Vanguard Natural Resources, LLC and its restricted subsidiaries will no longer be subject to certain covenants in the indenture if the notes achieve an investment grade rating, is revised to provide that the covenant described under “—Certain Covenants—Reports” will continue to apply notwithstanding any such investment grade ratings event.  Specifically, clause (h) of the second paragraph of the above-referenced provision is deleted in its entirety and clauses (f) and (g) of the second paragraph of the above-referenced provision are revised to read as follows:

(f) “—Certain Covenants—Transactions with Affiliates”; and

(g) “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”~~; and~~

Clause (4) of the first paragraph under the provision described under the heading “—Certain Covenants—Events of Default and Remedies” is revised to read as follows:

(4) failure by Vanguard for ~~180~~120 days after notice from the trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the provisions described under “—Certain Covenants—Reports”;

The issuers have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuers have filed with the SEC for more complete information about the issuers and this offering.

You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407.

SCHEDULE V

Schedule of Foreign Qualifications

Vanguard Natural Resources, LLC	Texas and Kentucky
Vanguard Natural Gas, LLC	None
VNR Holdings, LLC	Texas
Vanguard Permian, LLC	New Mexico and Texas
VNR Finance Corp.	None
Encore Energy Partners Operating LLC	Montana, Wyoming, Texas and North Dakota
Encore Clear Fork Pipeline LLC	Montana and Wyoming

EXHIBIT B-1

FORM OF ISSUER COUNSEL’S OPINION

(a) each of the Company, VNR Finance, Encore Pipeline, ENP OLLC, VNR Holdings and Permian is validly existing in good standing as a limited liability company or corporate, as the case may be, under the laws of State of Delaware, with full limited liability company or corporate power and authority, as the case may be, to own, lease and operate its properties and to conduct the business in which it is engaged, and to enter into and perform its obligations under the Underwriting Agreement, the Securities and the Indenture (the “Transaction Documents”) and is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction set forth opposite its name on Annex I;

(b) The Company directly owns 100% of the outstanding limited liability company interests in VNG.

(c) The Company directly owns all of the issued and outstanding common stock, par value $0.01, of VNR Finance; all such shares have been duly authorized and validly issued and are fully paid and non-assessable; and the Company directly owns all such shares free and clear of any Liens, other than those permitted or arising under the Credit Agreement and the Term Loan.

(d) The Company directly or indirectly owns 100% of the outstanding limited liability company interests in ENP OLLC, Encore Pipeline, VNR Holdings and Permian, all such limited liability company interests have been duly authorized and validly issued in accordance with the applicable Operating Subsidiary LLC Agreement, and are fully paid (to the extent required in the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Company directly or indirectly owns all such limited liability company interests, free and clear of all liens, encumbrances (other than those permitted or arising under the Credit Agreement and the Term Loan and except for restrictions on transferability as described in the Registration Statement or the Disclosure Package), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the applicable provisions of the Delaware LLC Act;

(e) VNG directly owns 100% of the outstanding limited liability company interests in ENP OLLC; all such limited liability company interests have been duly authorized and validly issued in accordance with the applicable Operating Subsidiary LLC Agreement and are fully paid (to the extent required in the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and VNG directly owns all such limited liability company interests, free and clear of all liens, encumbrances (other than those permitted or arising under the Credit Agreement and the Term Loan and except for restrictions on transferability as described in the Registration Statement or the Disclosure Package), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming VNG as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the applicable provisions of the Delaware LLC Act;

(f) ENP OLLC directly owns 100% of the outstanding limited liability company interests in Encore Pipeline; all such limited liability company interests have been duly authorized and validly issued in accordance with the applicable Operating Subsidiary LLC Agreement and are fully paid (to the extent required in the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and ENP OLLC directly owns all such limited liability company interests, free and clear of all liens, encumbrances (other than those permitted or arising under the Credit Agreement and the Term Loan and except for restrictions on transferability as described in the Registration Statement or the Disclosure Package), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming ENP OLLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the applicable provisions of the Delaware LLC Act;

(g) (A) except as described in the Disclosure Package and the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any equity securities of any of the Company, VNR Finance, Encore Pipeline, ENP OLLC, VNR Holdings or Permian; (B) except as described in the Disclosure Package and the Final Prospectus, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for limited liability company interests in, common stock of, or other ownership interests in the Company, VNR Finance, Encore Pipeline, ENP OLLC, VNR Holdings or Permian are outstanding; and (C) to the knowledge of such counsel, none of the filing of the Registration Statement or the offering or sale of the Securities as contemplated by the Transaction Documents gives rise to any rights for or relating to the registration of any Securities or other securities of any of the Company, VNR Finance, Encore Pipeline, ENP OLLC, VNR Holdings or Permian, in the case of clauses (A) and (C), under the applicable Operative Agreement, the Delaware LLC Act, the Delaware General Corporation Law or any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Company, VNR Finance, Encore Pipeline, ENP OLLC, VNR Holdings or Permian is a party or bound or to which their property is subject and that is filed as an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 or any Current Report on Form 8-K filed by the Company since January 1, 2011;

(h) to such counsel’s knowledge, there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required by the Act; and the statements included or incorporated by reference in the Preliminary Prospectus and the Final Prospectus under the headings “The Offering,” “Description of Our Debt Securities,” Description of Notes,” “Description of Our Common Units,” “Cash Distribution Policy,” “Description of Our Limited Liability Company Agreement,” “Certain United States Federal Income and Estate Tax Considerations,” and “Material Tax Consequences” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects, and the Indenture, the Securities, the Common Units and Class B Units conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus;

(i) the Registration Statement has become effective under the Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened by the Commission, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and reserve information contained therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;

(j) the Underwriting Agreement has been duly authorized, executed and delivered by each of the Company, VNR Finance, Encore Pipeline, ENP OLLC, VNR Holdings and Permian;

(k) Each of the Base Indenture and the Supplemental Indenture, has been duly authorized, executed and delivered by each of the Company, VNR Finance, Encore Pipeline, ENP OLLC, VNR Holdings and Permian, has been duly qualified under the Trust Indenture Act, and constitutes a legally valid and binding instrument enforceable against each of the Vanguard Parties in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Notes (including the Guarantees) have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legally valid and binding obligations of the Vanguard Parties entitled to the benefits of the Indenture;

(l) none of the Vanguard Parties is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

(m) the Issuers and the Guarantors have all necessary limited liability company or corporate, as the case may be, power and authority to issue, sell and deliver the Securities, in accordance with and upon the terms and conditions set forth in the Transaction Documents, the Company LLC Agreement and the VNR Finance Bylaws;

(n) each of the Operative Agreements to which the Company, Encore Pipeline, ENP OLLC, VNR Holdings or Permian is a party (i) has been duly authorized, executed and delivered by the Company, Encore Pipeline, ENP OLLC, VNR Holdings or Permian, as the case may be, and (ii) assuming the due authorization, execution and delivery by each party thereto other than the Company, Encore Pipeline, ENP OLLC, VNR Holdings or Permian, constitutes a valid and legally binding obligation of the Company, Encore Pipeline, ENP OLLC, VNR Holdings or Permian, as the case may be, enforceable against such entity in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing and (C) in the case of the enforceability of equitable rights and remedies provided for in such agreements, equitable defenses and judicial discretion;

(o) except such as have been obtained under the Act and the Exchange Act and as may be required under applicable state securities or “Blue Sky” laws, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated by the Transaction Documents, the Disclosure Package and the Final Prospectus; and

(p) none of the offering, issuance or sale of the Securities, the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Disclosure Package and the Final Prospectus, the execution, delivery or performance of the Transaction Documents or the consummation of any of the transactions contemplated therein, conflicts or will conflict with, or results or will result in a breach or violation of, a default under (or an event that, with notice or lapse of time or both would constitute such an event), or the imposition of any lien, charge or encumbrance upon any property or assets of any of the Company, VNR Finance, Encore Pipeline, ENP OLLC, VNR Holdings or Permian pursuant to,  (i) the certificate of formation, certificate of incorporation, limited liability company agreement, bylaws or other organizational documents of any of the Company, VNR Finance, Encore Pipeline, ENP OLLC, VNR Holdings or Permian, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Company, VNR Finance, Encore Pipeline, ENP OLLC, VNR Holdings or Permian is a party or bound or to which their property is subject and that is filed as an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 or any Current Report on Form 8-K filed by the Company since January 1, 2011, (iii) the Delaware LLC Act, the Delaware General Corporation Law, the laws of the State of Texas or the State of New York or federal law, or (iv) any judgment, order or decree known to such counsel of any Texas, New York, federal or Delaware court, governmental agency or body having jurisdiction over any of the Company, VNR Finance, Encore Pipeline, ENP OLLC, VNR Holdings or Permian or any of their properties or assets, excluding those conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), that would not reasonably be expected to have a Material Adverse Effect or could not materially impair the ability of any of the Company, VNR Finance, Encore Pipeline, ENP OLLC, VNR Holdings or Permian to perform their obligations under the Transaction Documents; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws, tax laws or antifraud laws.

In addition, such counsel shall state that, because it has not conducted any independent investigation or verification with regard to the information set forth in the Registration Statement, the Disclosure Package or the Prospectus (except to the extent set forth in paragraph (h) above), such counsel is not (except as aforesaid) passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein. Such counsel shall state it has participated, however, in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company and representatives of the Underwriters, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed. Based on the foregoing (reasonably relying as to factual matters in respect of the determination of materiality to a significant extent upon statements made by officers and other representatives of the Company), such counsel shall state no facts have come to such counsel’s attention that lead such counsel to believe that (i) the Registration Statement (other than (A) the financial statements and related schedules included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, (B) the other financial, accounting and reserve data included or incorporated by reference therein and (C) representations and warranties and other statements of fact included in the exhibits therein, as to which such counsel need not comment), as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (other than (A) the financial statements and related schedules included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, (B) the other financial, accounting and reserve data included or incorporated by reference therein and (C) representations and warranties and other statements of fact included in the exhibits therein, as to which such counsel need not comment), as of 4:22 p.m. (Eastern time) on March 30, 2012, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus (other than (A) the financial statements and related schedules included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, (B) the other financial, accounting and reserve data included or incorporated by reference therein and (C) representations and warranties and other statements of fact included in the exhibits therein, as to which such counsel need not comment), as of its date and as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel’s opinion may be limited to matters governed by the federal laws of the United States of America to the extent specifically referred to therein, the Delaware General Corporation Law, the Delaware LLC Act, the laws of the State of Texas, and the laws of the State of New York and such counsel need not express any opinion as to the law of any other jurisdiction. Such counsel need not express any opinion with respect to the title of any of the Vanguard Parties to any of their respective real or personal property, and such counsel need not express any opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the members or shareholders of any of the Vanguard Parties may be subject.

EXHIBIT B-2

FORM OF COMPANY COUNSEL’S OPINION

(a) VNG has been duly formed and is validly existing in good standing as a limited liability company under the laws of its state of formation, with full limited liability company power and authority to own, lease and operate its properties and to conduct its business in which it is engaged and to enter into and perform its obligations under (A) the Underwriting Agreement, the Indenture and its Guarantee (the “Transaction Documents”) and (B) the VNG LLC Agreement, and is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such registration or qualification;

(b) the Company directly owns 100% of the outstanding limited liability company interests in VNG; all such limited liability company interests have been duly authorized and validly issued in accordance with its limited liability company agreement and are fully paid (to the extent required in such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by the applicable provisions of the limited liability company law applicable to VNG); and the Company directly owns all such limited liability company interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Final Prospectus and except for such liens as may be imposed or permitted under the Credit Agreement and the Term Loan), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of Delaware, or (B) otherwise known to us, without independent investigation, other than those created by or arising under the applicable provisions of the limited liability company law applicable to VNG;

(c) (A) except for restrictions on transfer contained in the VNG LLC Agreement or as described in the Disclosure Package and the Final Prospectus, there are no preemptive rights or other rights under any of the VNG LLC Agreement to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any equity securities of VNG; (B) to such counsel’s knowledge, except as described in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for limited liability company interests or other ownership interests in VNG are outstanding; and (C) to such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by the Transaction Documents gives rise to any rights for or relating to the registration of any securities of VNG, in the case of clauses (A) and (C), under the VNG LLC Agreement or the laws of the State of Kentucky;

(d) the Underwriting Agreement has been duly authorized, executed and delivered by VNG

(e) the Indenture, including the Guarantee of VNG contained therein, has been duly authorized, executed and delivered by VNG;

(f) the VNG LLC Agreement has been duly authorized, executed and delivered by VNG;

(g) the  VNG LLC Agreement constitutes a valid and legally binding agreement of VNG, enforceable against VNG in accordance with its terms; provided that, the enforceability thereof may be limited (a) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) public policy, applicable law relating to fiduciary duties, indemnification and contribution and an implied covenant of good faith and fair dealing and (c) in the case of the enforceability of equitable rights and remedies provided for in such agreements, equitable defenses and judicial discretion;

(h) no consent, approval, authorization or order of or filing with any court or governmental agency or body is required for the execution, delivery and performance of the VNG LLC Agreement or the Transaction Documents by VNG and the consummation of the transactions contemplated by the Transaction Documents and in the Disclosure Package and Final Prospectus, except in each case for such consents, approvals, authorizations, filing or orders (i) as have been obtained, (ii) as may be made by the Company under the Act, the Exchange Act and applicable state securities or “Blue Sky” laws, as to which we express no opinion, (iii) as may be required pursuant the statutes and regulations of the Commonwealth of Kentucky relating to the licensing, transfer or operation of oil and/or gas wells, as to which we express no opinion, or (iv) the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect;

(i) none of the offering, issuance or sale of the Securities, the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Disclosure Package and the Final Prospectus, the execution, delivery or performance of the Transaction Documents by VNG or the consummation of any of the transactions contemplated therein, conflicts or will conflict with, or results or will result in a breach or violation of, a default under (or an event that, with notice or lapse of time or both would constitute such an event), or the imposition of any lien, charge or encumbrance upon any property or assets of VNG pursuant to, (i) the certificate of formation, limited liability company agreement, or other organizational documents of VNG, (ii) the terms of any agreement or instrument filed as an exhibit to the Registration Statement or any document incorporated by reference into the Preliminary Prospectus or Final Prospectus to which VNG is a party or bound or to which their property is subject, (iii) the laws of the Commonwealth of Kentucky or federal law, or (iv) any judgment, order or decree known to us that is applicable to VNG of any Kentucky or federal court or governmental agency or body having jurisdiction over VNG or any of its properties, excluding those conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), that would not reasonably be expected to have a Material Adverse Effect or could not materially impair the ability of VNG to perform its obligations under the Transaction Documents; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws, tax laws or antifraud laws; and

(j) to such counsel’s knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Vanguard Parties or its or their property of a character required to be disclosed in the Registration Statement which is not disclosed in the Preliminary Prospectus and the Final Prospectus.